UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2006, Microtune, Inc. (the “Company”) issued a press release (the “Press Release”):

•	disclosing that the Company has filed a notification of late filing on Form 12b-25 with respect to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006;

•	providing an update on the Audit Committee’s investigation into the Company’s stock option grant practices; and

•	disclosing that the Company has notified The Nasdaq Global Market that it had not timely filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 with the Securities and Exchange Commission and, therefore, the Company was not in compliance with Nasdaq’s filing requirement as set forth in Nasdaq Marketplace Rule 4310(c)(14).

As previously announced on July 27, 2006, the Audit Committee of the Company’s Board of Directors self-initiated an internal investigation of the Company’s stock option grant practices covering the period from the date of the Company’s initial public offering in August 2000 through June 2006. The Audit Committee is conducting its investigation with the assistance of independent legal and accounting advisors. The Company believes that the Audit Committee is nearing completion of its investigation.

Although the investigation is not yet complete, as previously announced on September 20, 2006, the Audit Committee has reached the conclusion that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), the actual accounting measurement dates for certain past stock option grants differed from the stated dates of grant previously used in accounting for such grants. In certain cases, the differences in these measurement dates result in non-cash, stock-based compensation charges that were not recorded in the Company’s financial statements during the applicable periods. These charges have the effect of decreasing earnings and retained earnings as reported in the Company’s historical financial statements or reflected in previously issued financial guidance. The Company previously announced that it had preliminarily identified non-cash, stock-based compensation charges of approximately $5 million that would impact amounts previously reported during years 2001 through 2005, and the first half of 2006 and that the amount of this estimate could change materially. While the Company has not yet determined the final amount of such charges, after further analysis by the Audit Committee’s advisors, the Company now estimates it will incur approximately $7 million of non-cash, stock-based compensation charges that will impact amounts previously reported during years 2001 through 2005, and the first half of 2006. Further analysis could cause this estimate of the charges to change materially. The Company is also evaluating whether additional non-cash, stock-based compensation charges will result from potential issues identified relating to the administration of the Company’s employee stock purchase plan. Any potential impact from issues relating to the Company’s employee stock purchase plan has not been estimated and is not included in the above preliminary expense estimate. Any such changes could have a material adverse effect on the Company’s historical financial results. In addition, the Company has not yet completed its assessment of potential tax liabilities for potential issues identified with any of the Company’s equity-based compensation programs. Any additional tax liabilities would also have a material adverse impact on the Company’s historical financial results; however, because these amounts have not yet been estimated, they are not included in the above preliminary expense estimate.

As a result of the Company’s preliminary findings, on November 1, 2006, the Board of Directors, the Audit Committee and management of the Company, after reviewing information provided by the Audit Committee’s advisors, concluded that the Company will need to restate certain financial statements and related footnote disclosures during years 2001 through 2005, and the first half of 2006. Although substantial progress has been made, the Audit Committee investigation is ongoing, and the Company announced on November 1, 2006 that it estimated the investigation would be completed by the end of November 2006.

A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)

On November 14, 2006, the Company formally notified The Nasdaq Global Market that it had not timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the Securities and Exchange Commission and, therefore, the Company was not in compliance with Nasdaq’s filing requirement as set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq requires, among other things, that the Company timely file all required reports with the SEC. The Company is not able to timely file a Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 that complies with the SEC’s rules because the internal review of the Company’s stock option grant practices by the Company’s Audit Committee described above has not been completed and the Company has determined that it must restate certain prior historical financial statements before it can file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

As previously disclosed, on August 9, 2006, the Company notified The Nasdaq Global Market that it had not timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission and, therefore, the Company was not in compliance with Nasdaq’s filing requirement as set forth in Nasdaq Marketplace Rule 4310(c)(14). Consequently, on August 14, 2006, the Company received a staff determination letter from the staff of Nasdaq indicating that, as a result of not having timely filed the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as required, the Company’s common stock would be delisted from The Nasdaq Global Market at the opening of business on August 23, 2006 unless the Company requested a hearing in accordance with Nasdaq Marketplace Rules 4800 through 4811. The Company requested a hearing, which was held on September 21, 2006.

The Company has requested an exception to the Nasdaq filing requirement to file its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006 and September 30, 2006 and any necessary restated financial statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit Number	Description
99.1	Press Release of Microtune, Inc. dated November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: November 14, 2006	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press Release of Microtune, Inc. dated November 14, 2006.